Exhibit 99.1

NEWS RELEASE

SECURITY FEDERAL CORPORATION ANNOUNCES INCREASE IN EARNINGS FOR
THE QUARTER ENDED MARCH 31, 2016

Aiken, South Carolina (April 25, 2016) - Security Federal Corporation (“Company”) (OTCBB:SFDL), the holding company for Security Federal Bank (“Bank”), today announced results for the quarter ended March 31, 2016. Net income available to common shareholders increased $213,000 or 15.3% to $1.6 million or $0.55 per common share (basic) for the quarter ended March 31, 2016, compared to $1.4 million or $0.47 per common share (basic) for the quarter ended March 31, 2015. The increase in earnings was primarily the result of an increase in net interest income combined with a decrease in non-interest expense, offset by a decrease in non-interest income.

The Company’s net interest spread increased 19 basis points to 3.28% for the quarter ended March 31, 2016, compared to 3.09% for the same quarter in 2015. The improvement in net interest spread was achieved through lower cost of funds as total interest expense decreased $254,000 or 21.7% to $919,000 for the quarter ended March 31, 2016 compared to $1.2 million for the same period in the prior year. Consistent with the increase in interest spread, net interest income increased $290,000 or 5.0% to $6.1 million for the quarter ended March 31, 2016, compared to $5.8 million for the quarter ended March 31, 2015.

There was no provision for loan losses recorded by the Company during the quarter ended March 31, 2016 compared to $100,000 for the same period in 2015. The decrease in the provision for loan losses was the result of a decrease in net charge-offs and non-performing assets. The Company had net charge-offs of $2,000 for the quarter ended March 31, 2016, a decrease of $536,000 or 99.6% from $538,000 in net charge-offs for the comparable period in 2015. Non-performing assets decreased $1.1 million or 9.9% to $10.3 million at March 31, 2016 from $11.4 million at December 31, 2015. At March 31, 2016, non-performing assets to total assets was 1.27%, a decrease of 15 basis points from 1.42% at December 31, 2015.

Non-interest income decreased $823,000 or 31.0% to $1.8 million for the quarter ended March 31, 2016 from $2.7 million for the same quarter in 2015. The decrease is primarily the result of a $1.2 million decrease in net gain on sale of investments partially offset by a $265,000 increase in grant income.

Non-interest expense decreased $719,000 or 11.5% to $5.5 million for the quarter ended March 31, 2016 compared to $6.3 million for the quarter ended March 31, 2015. The decrease was primarily due to a $755,000 net gain on the sale of other real estate owned (“OREO”), which was recorded as an offset to the cost of operating OREO properties during the quarter ended March 31, 2016. The majority of the net gain on OREO sales was related to the sale of one OREO property in February 2016, which resulted in a $739,000 gain. Prepayment penalties on Federal Home Loan Bank (“FHLB”) advances decreased to $248,000 for the quarter ended March 31, 2016 compared to $788,000 for the same quarter in 2015. The Bank prepaid $5.0 million in FHLB advances during the quarter ended March 31, 2016 compared to $15.0 million during the first quarter of 2015 in order to reduce interest expense in future periods and improve net interest spread.

Total assets increased $11.3 million or 1.4% to $811.0 million at March 31, 2016 from $799.7 million at December 31, 2015. Net loans receivable increased $1.3 million or 0.4% to $331.9 million at March 31, 2016 from $330.6 million at December 31, 2015. Investment and mortgage-backed securities increased $13.2 million or 3.3% to $418.6 million at March 31, 2016 from $405.4 million at December 31, 2015.  Total deposits increased $9.1 million or 1.4% to $661.2 million at March 31, 2016 compared to $652.1 million at December 31, 2015. FHLB advances, other borrowings, convertible senior debentures and subordinated debentures decreased $1.5 million or 2.8% to $50.8 million at March 31, 2016 from $52.3 million at December 31, 2015.

Security Federal Bank has 14 full service branch locations in Aiken, Ballentine, Clearwater, Columbia, Graniteville, Langley, Lexington, North Augusta, Wagener and West Columbia, South Carolina and Evans, Georgia. A full range of financial services, including trust and investments, are provided by the Bank and insurance services are provided by the Bank’s wholly owned subsidiary, Security Federal Insurance, Inc.

The Bank held a groundbreaking ceremony on March 31, 2016 for its newest branch in Evans, Georgia. The new location, scheduled for opening in late 2016, will be a full-service branch offering depository banking as well as commercial, personal and mortgage lending.

For additional information contact Jessica Cummins, Chief Financial Officer, at (803) 641-3000.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision.  These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties.  The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company’s primary market area; demand for residential, commercial business and commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, including the interpretation of regulatory capital or other rules; the ability to attract and retain deposits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; technology factors affecting operations; pricing of products and services; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2015.  Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  The Company undertakes no responsibility to update or revise any forward-looking statement.

SECURITY FEDERAL CORPORATION
UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS
(In Thousands, except for Earnings per Share and Ratios)

INCOME STATEMENT HIGHLIGHTS

	Quarter Ended March 31,
	2016	2015
Total interest income	$6,985	$6,949

Total interest expense	919	1,173

Net interest income	6,066	5,776

Provision for loan losses	0	100

Net interest income after provision for loan losses	6,066	5,676

Non-interest income	1,828	2,651

Non-interest expense	5,536	6,255

Income before income taxes	2,358	2,072

Provision for income taxes	641	568

Net income	1,717	1,504

Preferred stock dividends	110	110

Net income available to common shareholders	$1,607	$1,394

Earnings per common share (basic)	$0.55	$0.47

Earnings per common share (diluted)	$0.52	$0.45

	BALANCE SHEET HIGHLIGHTS

	March 31, 2016	December 31, 2015	% Change

Total assets	$811,025	$799,728	1.4%

Cash and cash equivalents	8,392	8,382	0.1%

Total loans receivable, net	331,881	330,573	0.4%

Investment & mortgage-backed securities	418,598	405,387	3.3%

Deposits	661,232	652,097	1.4%

Borrowings	50,836	52,291	-2.8%

Shareholders' equity	93,296	90,967	2.6%

Book value per share	$24.21	$23.41	3.4%

Non performing assets	10,266	11,395	-9.9%

Non performing assets to total assets	1.27%	1.42%	-11.2%

Allowance as a percentage of gross loans,
held for investment	2.44%	2.46%	-0.8%